UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2015

RESPONSE GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33509	11-3525548
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1640 Marengo St., 7th Floor

Los Angeles, California 90033

(323) 224-3900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 3, 2015 (the “Amendment Closing Date”), Response Genetics, Inc. (the “Company”) entered into a second amendment (the “Amendment”) to that certain credit agreement (the “Credit Agreement”), dated July 30, 2014, with SWK Funding LLC, as the agent, and the lenders (including SWK Funding LLC) party thereto from time to time (the “Lenders”).  Pursuant to the Amendment, the Company drew an additional $2,000,000 of the maximum $12,000,000 term loan commitment amount (the “Loan Commitment Amount”) increasing the total amount advanced to the Company under the Credit Agreement to $12,000,000. The maturity date for the term loan remains July 30, 2020 or such earlier date on which the Loan Commitment Amount is terminated pursuant to the terms of the Credit Agreement.

On the Amendment Closing Date, the Company issued each Lender advancing the term loan to the Company on the Amendment Closing Date a warrant (the “Second Amendment Warrant”) to purchase a number of shares of common stock, par value $0.01 per share, of the Company equal to the number obtained when the amount of such Lender’s term loan amount is multiplied by 50% and the product is divided by the exercise price of such warrant. The Second Amendment Warrant is exercisable up to and including April 3, 2021 at an exercise price of $0.37 per share, subject to adjustment.  Each Lender may exercise the Second Amendment Warrant issued to such Lender on a cashless basis at any time.  In the event a Lender exercises the Second Amendment Warrant on a cashless basis, the Company will not receive any proceeds.  The exercise price of the Second Amendment Warrant is subject to customary adjustments for stock splits, stock dividends, recapitalizations and the like.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 10.1.  Readers should review such agreement for a complete understanding of the terms and conditions associated with this transaction.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated by this reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit #	Description

10.1	Second Amendment to Credit Agreement, dated April 3, 2015, by and among the Company, SWK Funding LLC, as the Agent, and the Lenders party thereto from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE GENETICS, INC.

Date: April 8, 2015	By:	/s/ Adanech Getachew
		Name:	Adanech Getachew
		Title:	General Counsel